UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 10, 2009

AuraSource, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 East Doubletree Ranch Road, Suite 288 Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 368-1829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

On July 10, 2009, AuraSource, Inc. (the “Company”) entered into a Representative Agreement (the “Agreement”) with Sanicus, LLC (“Representative”) under which we engaged the non-exclusive services of the Representative to identify potential purchasers of our products and to facilitate introductions to such potential purchasers; use its commercially reasonable best efforts to introduce an initial facility in the United States to test the AuraCoal Technology; and work with all entities involved in the process necessary to obtain agreements, licenses, and permits.

Under the terms of the Agreement, we will pay a success fee (“Fee”) based on any revenues generated and collected from entities introduced to us.  Additionally, we issued 1,725,000 warrants which vest over three years and expire December 31, 2012.  These warrants may only be exercised to the extent that the Fee has been earned.

Sanicus, LLC is an advisory firm which specializes in the global implementation of environmentally beneficial technologies and processes. Specifically, their 3-point vision seeks to lower the worldwide carbon footprint, reduce or eliminate harmful air-borne contaminates, and promote alternative energy generation and storage.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AuraSource, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURASOURCE, INC.

Date:  July 15, 2009                                                                By:         /s/ Eric Stoppenhagen
Eric Stoppenhagen
Chief Financial Officer